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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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THE WET SEAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.
26972 Burbank
Foothill Ranch, California 92610

April 18, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, at 10:00 a.m., on Thursday, May 30, 2002.

        During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition, there will be a report regarding the progress of the Company and there will be an opportunity to ask questions of general interest to you as a stockholder.

        I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

                      Sincerely,

                      IRVING TEITELBAUM
                       Chairman of the Board

THE WET SEAL, INC.
26972 Burbank
Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 30, 2002
10:00 a.m.

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wet Seal, Inc. (the "Company") will be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626, on Thursday, May 30, 2002 at 10:00 a.m. to consider and vote upon:

  1.
  Election of a Board of Directors consisting of eight directors. The attached Proxy Statement, which is part of the Notice, includes the names of the nominees to be presented by the Board of Directors for election.

  2.
  An amendment to the Company's Amended and Restated 1996 Long-Term Incentive Plan to increase the number of shares issuable under such plan.

  3.
  Ratification of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2002.

  4.
  To transact such other business as may properly come before the Annual Meeting.

        The Board of Directors has fixed the close of business on April 15, 2002 as the record date for determination of stockholders entitled to notice of, and to vote, at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the office of the Company for a period of ten days prior to the Annual Meeting.

        To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      STEPHEN GROSS
                       Secretary

Dated: April 18, 2002

THE WET SEAL, INC.
26972 Burbank
Foothill Ranch, California 92610

PROXY STATEMENT
May 30, 2002

        This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California on Thursday, May 30, 2002 beginning at 10:00 a.m. and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of eight directors; to consider and vote upon an amendment to the Company's Amended and Restated 1996 Long-Term Incentive Plan to increase the number of shares issuable under such plan; to ratify the Board of Directors' nomination of Deloitte & Touche LLP as the Company's independent auditors; and to consider any other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are being sent to stockholders of record on or about April 15, 2002.

VOTING BY STOCKHOLDERS

        Only holders of record of the Company's common stock, at the close of business on April 15, 2002, are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 18,986,031 shares of the Company's Class A Common Stock, $.10 par value, and 3,202,833 shares of the Company's Class B Common Stock, $.10 par value, issued and outstanding. Of the 18,986,031 shares of Class A Common Stock, 2,051,400 shares are currently held as Treasury Stock and thus not entitled to vote. Holders of Class A Common Stock are entitled to one vote per share and, while both the Class A and Class B Common Stock vote together as a single class, holders of Class B Common Stock are entitled to two votes per share. According to the Company's Restated Certificate of Incorporation, stockholders may not cumulate their voting rights. The Board of Directors of the Company approved a three-for-two stock split of the Company's Class A and Class B Common Stock. The record date for the stockholders entitled to the shares is April 25, 2002 and the payment date is May 9, 2002. At the time of the Annual Meeting the outstanding shares of the Company's common stock and the number of shares entitled to vote at the meeting will be adjusted to reflect the stock split. The Principal Stockholders table and other references herein to outstanding shares of the Company's common stock do not reflect the adjustments which will result from the stock split.

        The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the holders of a plurality of the votes cast at the Annual Meeting will be able to elect all of the directors. Assuming that a quorum is present, the approval of the amendment to the Company's Amended and Restated 1996 Long-Term Incentive Plan and the ratification of independent auditors will each require the affirmative vote of a majority of the votes cast at the Annual Meeting.

        The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein, or, in the absence of instructions, FOR Proposals 1, 2, and 3 will be voted in accordance with the discretion of the proxies upon all other matters which may properly come before the Annual Meeting. Any proxy received by the Company may be subsequently revoked by the stockholder any time before it is voted at the meeting either by delivering a subsequent proxy or other written notice of revocation to the Company at its above address or by attending the meeting and voting in person. Pursuant to Delaware law, abstentions are treated as present and entitled to vote at the Annual Meeting and thus have the effect of a vote against a proposal. A broker non-vote on a proposal is considered not entitled to vote on that matter and thus is not counted in determining whether a proposal requiring approval of a majority of the shares present and entitled to vote has been approved or whether a majority of the vote of the shares present and entitled to vote has been cast.

PROPOSAL #1

ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen. The size of the Company's Board is currently set at eight. The directors so elected will serve until the next Annual Meeting of Stockholders. Eight directors are to be elected at the Annual Meeting to be held on May 30, 2002. Seven of the eight nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

        The following table sets forth information regarding the nominees for director:

Name and Age	Principal Occupation and Background
George H. Benter, Jr. Age: 60	Mr. George H. Benter, Jr. has been a director of the Company since 1990. Since May 1992, Mr. Benter has been President, Chief Operating Officer and a director of City National Corporation and President and Chief Operating Officer of City National Bank. From 1965 until April 1992, Mr. Benter worked in various capacities, with Security Pacific Corporation, culminating in the position of Vice Chairman. Prior to that time he held various positions with Security Pacific National Bank.
Kathy Bronstein Age: 50
Ms. Kathy Bronstein was appointed the Company's Vice Chairman of the Board in March 1994 and has been a director since 1985. Since March 1992, she has also served as the Company's Chief Executive Officer. Ms. Bronstein served as the Company's President from March 1992 to March 1994 and as Executive Vice President and General Merchandise Manager of the Company from January 1985 through March 1992. Ms. Bronstein's primary responsibilities include formulating and directing the Company's expansion and overall merchandising and marketing strategies.
Barry J. Entous Age: 56
Mr. Barry Entous is a new nominee for director of the Company. Since 1977, Mr. Entous has been a partner of the certified public accounting firm of Entous, Entous, Nadel, & Co., LLC. Prior to that he was a partner in the firm of Blauer, Fridell, Entous & Co. Chartered accountants in Montreal, Canada.
Stephen Gross(1) Age: 56
Mr. Stephen Gross has been the Secretary and a director of the Company since June 1984. Mr. Gross co-founded La Senza Corporation (formerly known as Suzy Shier Limited). Since 1967, he has been a director and an officer of La Senza Corporation, having served as President, Assistant Secretary and Treasurer since 1976. He has also been the General Merchandise Manager of La Senza Corporation since 1974. Mr. Gross also serves as President of Irwel Management Services Inc., a management consulting firm established in 1975.

Walter F. Loeb Age: 77
Mr. Walter F. Loeb has been a director of the Company since May 1993. Mr. Loeb has been President of Loeb Associates, a New York based retail consultancy company that serves a variety of domestic and international companies. Mr. Loeb is also the publisher of "Loeb Retail Letter," a monthly analysis of the retail industry. He currently is a director of Realty Federal Investment Trust, Gymboree Corporation and Hudson's Bay Company.
Wilfred Posluns Age: 70
Mr. Wilfred Posluns has been a director of the Company since 1990. Since 1996, Mr. Posluns has been Managing Director of Cedarpoint Investments, Inc., a Toronto-based management company. Mr. Posluns was the Chairman of the Board of Directors and Chief Executive Officer of Dylex Limited from July 1988 to August 1995 and President from 1976 through 1990. He was a member of the Board of Directors of Dylex Limited from 1966 to August 1995. Mr. Posluns currently serves as a director of Radiology Corporation of America.
Alan Siegel Age: 67
Mr. Alan Siegel has been a director of the Company since 1990. Mr. Siegel has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., which provides legal services to the Company since August 1995. He is also a director of Thor Industries, Inc., Ermenegildo Zegna Corporation and Ascent Asset Management Advisory Services, Inc.
Irving Teitelbaum(1) Age: 63
Mr. Irving Teitelbaum has been Chairman of the Board and a director of the Company since June 1984. Mr. Teitelbaum is the co-founding President (in 1967) and current Chairman and Chief Executive Officer of La Senza Corporation, a Canadian public company listed on the Toronto and Montreal Stock Exchanges, retailing women's apparel and lingerie in over 460 stores in Canada. Mr. Teitelbaum also serves as President of First Canada Management Consultants Limited, a management consulting firm.

(1)
Mr. Teitelbaum and Mr. Gross are brothers-in-law.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

EXECUTIVE OFFICERS

        The executive officers of the Company who are not also directors are set forth below:

Name and Age	Principal Occupation and Background
Barbara Bachman Age: 52	Ms. Barbara Bachman has been the Company's Senior Vice President of Store Operations since April 1998 and served as Vice President of Store Operations between December 1994 and April 1998. From 1982 to 1994, she served as Vice President of Store Operations with Contempo Casuals. She previously held various other positions with Contempo Casuals, including Regional Director of Stores from 1979 to 1982, District Manager from 1977 to 1979, and Store Manager from 1976 to 1977.
Walter J. Parks Age: 43
Mr. Walter J. Parks, recently promoted to Executive Vice President and Chief Administrative Officer, joined the Company as Executive Vice President and Chief Financial Officer in July 2001. Mr. Parks served from 1999 to July 2001 as the Executive Vice President and Chief Administrative Officer of Restoration Hardware, Inc. Prior to that, Mr. Parks served as Chief Financial Officer and Treasurer for the Ann Taylor Stores Corporation from 1997 to 1999, and various other positions since joining that company in 1988.
Greg Scott Age: 39
Mr. Greg Scott has been President of the Arden B. division since joining the Company in May 2000. From February 2000 to April 2000, Mr. Scott was President of Laundry, a division of Liz Claibourne. From January 1996 to January 2000, Mr. Scott was Vice President of Merchandising with bebe, Inc. Prior to this Mr. Scott was a Merchandising Executive with Ann Taylor, Inc. from January 1994 to January 1996.
Steven Strickland Age: 39
Mr. Steven Strickland has been Senior Vice President of Marketing and Creative Services since joining the Company in August 2000. From August 1995 to August 2000, Mr. Strickland was Vice President of Marketing with Brookstone, Inc. Prior to this, Mr. Strickland was Vice President of Creative Services for Casual Corner Group, a division of Luxottica from February 1994 to August 1995.

Meetings and Committees of the Board of Directors

        The Board of Directors met or took action by written consent six times in the fiscal year ended February 2, 2002. Each of the directors attended at least 75% of the Board of Directors meetings and their respective committee meetings.

        The Company has an Executive Committee consisting of Irving Teitelbaum and Kathy Bronstein. The Executive Committee was formed in April 1990. Its primary responsibility is to oversee the execution of lease commitments made by the Company between meetings of the Board of Directors.

        The Company has an Audit Committee consisting of Wilfred Posluns (Chairman), George H. Benter, Jr. and Walter Loeb. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors internal accounting and finance controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of the Company and the scope of the audit to be undertaken by the accountants.

The charter of the Audit Committee, as adopted by the Board of Directors, is set forth as Exhibit A to this proxy statement.

        The Company has no nominating committee. Nominations are proposed by the Executive Committee of the Board.

        The Company has a Compensation/Option Committee consisting of Walter Loeb, Wilfred Posluns and George H. Benter, Jr. The Compensation/Option Committee is responsible for establishing general compensation policies and specific compensation levels for the Company's executive officers and is responsible for granting stock options to executive officers and other key employees. See "Report of the Compensation/Option Committee on Executive Compensation."

        During the fiscal year ended February 2, 2002, the Executive Committee met or took action by written consent five times, the Compensation/Option Committee met or took action by written consent five times, and the Audit Committee met or took action by written consent five times.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting, systems of internal control and audit process and monitoring compliance with laws and regulations and standards of business conduct. The Board of Directors has adopted a charter for the Audit Committee, which is set out in full in Exhibit A to this proxy statement. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company's financial reporting process. Deloitte & Touche LLP, acting as independent auditors, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

        In this context, the Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the Company's management.

  •
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

  •
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm's independence.

  •
  Based on the review and discussion referred to in the three bullet points above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 2, 2002, for filing with the Securities and Exchange Commission.

        Each of the members of the Audit Committee is independent as defined under the listing standards of NASD.

                      Audit Committee:

                      Wilfred Posluns (Chairman)
                      George H. Benter, Jr.
                      Walter Loeb

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

        Audit Fees.    The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 2, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $128,000.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended February 2, 2002.

        All Other Fees.    The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company for the fiscal year ended February 2, 2002, other than for services described above under "Audit Fees," were $32,000.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth the compensation (cash and non cash) for (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers serving as executive officers at the end of the last fiscal year who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
		Annual Compensation
						Restricted Stock Awards ($)(2)	Securities Underlying Stock Options (#)(3)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation($)(1)			LTIP Payouts($)	All other Compensation($)
Kathy Bronstein Vice Chairman and Chief Executive Officer	2001 2000 1999	865,475 676,843 771,548	1,750,700 1,110,445 834,470	(4) (5) (6)	— — —	67,201 36,595 34,599	150,000 — 225,000	— — —	229,063 51,478 58,540	(7)(10) (8) (9)
Greg Scott Divisional President of Arden B.	2001 2000 1999	350,000 226,086 —	200,000 60,000 —	(4) (5)	— — —	— — —	70,000 150,000 —	— — —	— — —
Walter J. Parks(12) Executive Vice President and Chief Administrative Officer	2001 2000 1999	144,231 — —	150,000 — —	(4)	— — —	— — —	100,000 — —	— — —	462 — —	(10)
Barbara Bachman Senior Vice President of Store Operations	2001 2000 1999	222,422 206,766 197,621	22,000 40,000 10,000	(4) (5) (6)	— — —	18,300 11,254 9,357	— 15,000 15,000	— — —	2,213 — —	(10)
Steven Strickland Senior Vice President of Marketing and Creative Services	2001 2000 1999	300,000 121,154 —	90,000 — —	(4)	— — —	— — —	70,000 90,000 —	— — —	— 65,000 —	(11)

(1)
While the named executive officers enjoy certain perquisites, for fiscal years 2001, 2000 and 1999 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.
(2)
The Company has a stock bonus plan whereby certain employees of the Company receive Class A Common Stock in proportion to their salary. The amount of the award is also dependent on the Company's earnings before tax and the stock price on the date of grant. The bonus shares vest at a rate of 33.33% per year on each anniversary of the grant date, and a participant's right to non-issued shares is subject to forfeiture if the participant's employment is terminated. Dividends are not paid on stock grant awards until such time as the stock is vested and issued to the executive. Aggregate shares granted under the plan to the named executive officers as of February 2, 2002 are as follows: Ms. Bronstein—21,855 and Ms. Bachman—6,170. The aggregate market value at February 2, 2002 of these shares is as follows: Ms. Bronstein—$579,813 and Ms. Bachman—$163,690.
(3)
The number of Underlying Stock Options has been adjusted to account for the three-for-two stock split effected as of July 24, 2001.
(4)
Bonus amounts earned in fiscal 2001 were paid to the executives in fiscal 2002, except for Kathy Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal 2001 bonus in fiscal 2001 which totaled $338,063.
(5)
Bonus amounts earned in fiscal 2000 were paid to the executives in fiscal 2001, except for Kathy Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal 2000 bonus in fiscal 2000 which totaled $440,079.
(6)
Bonus amounts earned in fiscal 1999 were paid to the executives in fiscal 2000, except for Kathy Bronstein who, pursuant to Board of Director approval, received quarterly advances on her fiscal 1999 bonus in fiscal 1999 which totaled $404,293.
(7)
Amount represents; pay in lieu of vacation for fiscal 2001 of $41,289 and additional compensation of $186,049 as specified in the Supplemental Compensation Agreement dated April 1, 2001.
(8)
Amount represents pay in lieu of vacation for fiscal 2000.
(9)
Amount represents pay in lieu of vacation for fiscal 1999.
(10)
Amount represents the Company Contribution to the 401(k) plan for the named executive officers as follows: Ms. Bronstein—$1,725; Ms. Parks—$462; and Ms. Bachman—$2,213.
(11)
Amount represents additional compensation as agreed upon at the commencement of employment with the Company.
(12)
Mr. Parks joined the Company on July 23, 2001.

Option Grants

        The following table sets forth information regarding options granted in fiscal 2001 to each of the named executive officers pursuant to the Company's Amended and Restated 1996 Long-Term Incentive Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options Granted (shares)(1)	Percentage of Total Options Granted to Employees in Fiscal Year 2001
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Exercise or Base Price ($ per share)
Name					Expiration Date
						5%($)	10%($)
Kathy Bronstein	150,000	11.3%		17.64	5/4/11	1,664,055	4,217,043
Greg Scott	45,000 25,000	3.4 1.9	% %	17.64 16.05	5/4/11 8/14/11	499,217 252,344	1,265,113 639,489
Walter Parks	75,000 25,000	5.6 1.9	% %	20.80 16.05	7/23/11 8/14/11	981,076 252,344	2,486,238 639,489
Barbara Bachman	— —	— —		— —	— —	— —	— —
Steven Strickland	45,000 25,000	3.4 1.9	% %	17.64 16.05	5/4/11 8/14/11	499,217 252,344	1,265,113 639,489

(1)
All options granted vest annually over three, four, or five years.

(2)
Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

Option Exercise and Fiscal Year-End Values

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
AND OPTION/SAR VALUES AT FEBRUARY 2, 2002

			Number of Securities Underlying Unexercised Options at February 2, 2002(#)
					Value of Unexercised "In-the-Money" Options at February 2, 2002($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kathy Bronstein	190,500	2,100,564	105,000	285,000	1,531,904	3,553,805
Greg Scott	—	—	30,000	190,000	495,900	2,645,650
Walter Parks	—	—	—	100,000	—	691,750
Barbara Bachman	18,000	239,797	12,000	30,000	193,490	502,910
Steven Strickland	18,000	215,160	—	142,000	—	2,008,688

(1)
Represents the market value of shares underlying "in-the-money" options on February 2, 2002 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

Retirement Plan

        Irving Teitelbaum and Kathy Bronstein are participants in The Wet Seal, Inc. Supplemental Executive Retirement Plan ("SERP"), an unfunded, nonqualified retirement plan. According to the terms of the SERP, a participant's "Annual Accrued Benefit" shall be $250,000 which may be increased upward, if applicable, based on the "Pre-Tax Profit Percentage" (as defined in the SERP) for the three full fiscal years of the Company preceding the date the participant's service with the Company is terminated, as follows:

3-Year Average Pre-Tax Profit Percentage	Annual Accrued Benefit
if 4.25% or greater but less than 4.75%	$300,000
if 4.75% or greater but less than 5.25%	$350,000
if 5.25% or greater but less than 5.75%	$400,000
if 5.75% or greater but less than 7.00%	$450,000
if 7.00% or greater	$500,000

        A participant is entitled to receive benefits under the SERP upon his or her Normal Retirement Date (the first day of the month following the date the participant's service with the Company as an officer or executive has terminated, and which occurs at or after the date the participant has attained 22.5 years of service with the Company). A participant may receive an early retirement benefit equal to his or her Annual Accrued Benefit reduced by 1/2 of 1% per month for the number of months his or her retirement precedes his or her Normal Retirement Date. The normal form of benefit is a straight life annuity, ending in the month in which the participant dies. The Annual Accrued Benefit is payable in 12 equal monthly installments a year. The participant may choose to receive the benefit in the form of a 50% joint and survivor annuity. Benefits under the SERP are forfeitable upon a termination of employment for Cause (as defined in the SERP). Benefits under the SERP are provided by the Company on a noncontributory basis.

Director Compensation

        All directors who are not directly affiliated with the Company as well as one director who is affiliated receive a fee of $8,000 for each board meeting attended, with a minimum yearly fee of $20,000. In addition, each director except the Chairman of Board received 30,000 stock options in fiscal year 2001. All directors are reimbursed for expenses connected with attendance at the meetings of the Board of Directors.

        Each Audit Committee member receives a fee of $2,000 for each audit committee meeting attended. An additional fee of $1,000 is paid to non-employee directors for each Audit Committee meeting attended. One director, Mr. Randolph, who is not a member of the Audit Committee, is paid a consulting fee of $2,000 for each meeting of the Audit Committee he attends in consideration of the consulting services he provides to the Audit Committee. Mr. Randolph is not running for re-election to the Board of Directors.

        Each Compensation/Option Committee member receives a fee of $500 for each Compensation/Option Committee meeting attended.

Employment Agreements

Kathy Bronstein

        Kathy Bronstein has served as the Chief Executive Officer of the Company since March 1992. On December 30, 1988, in her former position of Executive Vice President and General Merchandise Manager, Ms. Bronstein entered into an employment agreement with the Company. Under this agreement, as amended on April 4, 2002, Ms. Bronstein is entitled to a base salary of $800,000 per annum, adjusted annually by a performance bonus of 0.5% (1/2 of 1%) of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of the Company's capital stock referable to the same fiscal year. This adjustment is not cumulative and is in lieu of any salary review or cost of living adjustments. Ms. Bronstein also receives an incentive bonus of 3.5% of the pre-tax profits of the Company (as defined in the agreement) for each fiscal year.

        In January 1995, Ms. Bronstein's employment agreement was amended to provide automatic extensions to the term of her employment agreement as well as termination benefits upon the occurrence of certain trigger events. In the event of a trigger event, the employment agreement is terminated and Ms. Bronstein is entitled to receive an immediate payment approximately equal to three years of Ms. Bronstein's current base salary and bonus during the last three fiscal years. Trigger events include a "change in control" and either (i)  Ms. Bronstein's election to resign within 90 days of a material change in Ms. Bronstein's rights and duties or (ii) Ms. Bronstein's termination by the Company without cause. A "change in control" means (i) the disposition or conversion by a Class B stockholder (other than Ms. Bronstein) of a majority of that stockholder's Class B shares or (ii) the acquisition of more than 50% of the voting power in a Class B stockholder or the ability to control the disposition or voting of a Class B stockholder's shares and a majority of the Board of Directors of the Company ceases to be those in office two years prior to the change in control ("Continuing Directors") or those elected by a majority of other Continuing Directors. In addition, upon a change in control (regardless of the termination of the employment agreement), Ms. Bronstein's stock options become immediately exercisable. In the event that the total payments made to Ms. Bronstein upon the occurrence of a trigger event result in "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company would be obligated to pay the excise tax due on such amount and any income tax obligations arising from reimbursement of any such excise taxes.

        Ms. Bronstein's agreement expires on January 30, 2007. The agreement automatically extends for an additional year on the first day of each subsequent fiscal year. These automatic extensions may be terminated by either party at any time upon prior written notice. She has agreed not to compete with the Company during the term of her employment and for a period of two (2) years thereafter. She is provided with a car by the Company.

        As outlined in a Supplemental Compensation Agreement effective April 1, 2001 and terminated on February 4, 2002, the Company paid a total of $186,049 in interest on a personal loan of Ms. Bronstein. Such payment of interest on Ms. Bronstein's behalf was in lieu of additional cash compensation.

        The Company has obtained "key man" life insurance in the amount of $3.0 million payable to the Company in the event of Ms. Bronstein's death while employed by the Company.

BUSINESS RELATIONSHIPS

        The Company pays a fee to First Canada Management Consultants Limited, a company controlled by Irving Teitelbaum, for the services of Irving Teitelbaum, Chairman of the Board of the Company, and Stephen Gross, Corporate Secretary of the Company, respectively. The fees paid for fiscal 2001, 2000 and 1999 were $575,000, $500,000 and $437,500, respectively.

COMPENSATION/OPTION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Walter Loeb, Wilfred Posluns and George H. Benter, Jr. serve as members of the Compensation/Option Committee.

REPORT OF THE COMPENSATION/OPTION COMMITTEE
ON EXECUTIVE COMPENSATION

        The primary duties of the Compensation/Option Committee include: (i) reviewing the compensation levels of the Company's primary executive officers and certain other members of senior management, (ii) consulting with and making recommendations to the Company's Compensation/Option Committee regarding the Company's overall policy of granting options and awards under the Company's long-term incentive plans, (iii) monitoring the performance of senior management, (iv) responsible for granting stock options to executive officers and other key employees, and (v) related matters. A decision to employ any person with an annual compensation of $150,000 or more (or any increase in annual compensation to $150,000 or more) must be approved by the Compensation/Option Committee. The Compensation/Option Committee is comprised entirely of non-employee Directors.

Compensation Philosophy

        The Company's executive compensation programs are based upon the recognition that The Wet Seal, Inc. competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, the Company's compensation programs are designed to provide total compensation packages that will both attract talented individuals to the Company as well as provide rewards based upon the Company's long-term success.

        With these principles in mind, the Compensation/Option Committee has set forth the following guidelines:

          1.    Provide base salaries which are competitive in the retail clothing industry to attract and retain talented individuals;

          2.    Provide annual bonuses that are tied to the Company's short-term performance to align the interests of the Company's executives with those of its stockholders; and

          3.    Provide long-term incentive benefits that will reward long-term commitment to the Company.

Compensation of Executive Officers

        Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of key executive officers and the incentive plans in which they participate are reviewed annually by the Compensation/Option Committee in light of the Committee's assessment of individual performance, contribution to the Company and level of responsibility.

        The Chief Executive Officer (the "CEO") is eligible pursuant to her employment agreement to receive an annual cash bonus of 3.5% of the Company's pre-tax profit. The Compensation/Option Committee believes that tying annual cash bonuses to the Company's profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability. The CEO earned a cash bonus in fiscal 2001 in the amount of $1,750,700.

        The Company maintained an employee stock bonus plan in which the top executives and other key employees of the Company were eligible to participate. Awards under this plan were calculated by multiplying the Company's fiscal year-end pre-tax profit as a percentage of sales by the employee's base salary and dividing such amount by the price of the Company's Class A Common Stock as of the end of the fiscal year. Grants under the stock bonus plan vest over a period of three years.

        Stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company's long-term incentive plans. Stock options have historically been granted by the Compensation/Option Committee on a case-by-case basis based upon the Board's evaluation of an individual's past contributions and potential future contributions to the Company. In granting stock options, the Compensation/Option Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of the Company, as well as the number of options previously granted to the individual.

Compensation of the Chief Executive Officer

        Since March 1992, Kathy Bronstein has served as CEO of the Company. Ms. Bronstein received a base salary of $375,000 in fiscal 1995. In December 1995 and February 2001, Ms. Bronstein's employment agreement was amended to increase her base salary to $550,000 and $650,000, respectively. In February 2002, Ms. Bronstein's employment agreement was amended to increase her base salary to $800,000. The Compensation /Option Committee deemed this increase appropriate in light of the Company's recent performance. As the Company continues to adapt to a changed environment in the women's retail apparel industry, the Compensation/Option Committee believes that Ms. Bronstein's experience and capabilities will be critical in enabling the Company to remain competitive and profitable. Ms. Bronstein is eligible to receive a non-cumulative annual adjustment (in lieu of a cost of living adjustment) to her base salary of 0.5% of the pre-tax profits of the Company for the preceding fiscal year to the extent this amount exceeds the aggregate cash dividends Ms. Bronstein is eligible to receive on her holdings of Company common stock for the same fiscal year. Ms. Bronstein received such an adjustment in fiscal 2001. Ms. Bronstein is also eligible to receive an annual cash bonus pursuant to her employment agreement of 3.5% of the pre-tax profits of the Company for each fiscal year. Under this formula, Ms. Bronstein earned a cash bonus in fiscal 2001 in the amount of $1,750,700.

Limitations on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company beginning with the Company's taxable year 1994. To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993 or (2) "performance-based" compensation as determined under Section 162(m). In order to be considered "performance-based" for this purpose, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more "outside directors," pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible "performance-based" compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder.

Policy with Respect to Qualifying Compensation Deductibility

        The Company's policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

                      Compensation/Option Committee

                      Walter Loeb
                      Wilfred Posluns
                      George H. Benter, Jr.

STOCK PRICE PERFORMANCE GRAPH

        The following graph compares the cumulative stockholder return on the Company's Class A Common Stock with the return on the Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. The Performance Graph assumes $100 invested on January 31, 1997 in the stock of The Wet Seal, Inc., the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. It also assumes that all dividends are reinvested.

PERFORMANCE GRAPH
FOR THE WET SEAL, INC. CLASS A COMMON STOCK

	January 31, 1997*	January 30, 1998*	January 29, 1999*	January 28, 2000*	February 2, 2001*	February 2, 2002*
The Wet Seal, Inc.	100	152	187	55	154	198
NASDAQ Stock Market (US)	100	118	185	285	194	140
NASDAQ Retail Trade Stocks	100	117	142	114	88	104

*
Closest preceding trading date to the beginning of the Company's fiscal year.

        The historical stock performance shown on the graph is not necessarily indicative of future price performance.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 15, 2002 for (i) each person known to the Company to have beneficial ownership of more than 5% of each class of the Company's capital stock; (ii) each of the Company's directors; (iii) each of the Company's executive officers designated in the Summary Compensation Table; and (iv) all directors and officers of the Company as a group. As of April 15, 2002, there were 16,934,631 and 3,202,833 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

Name	Number of Shares of Class A	% Beneficial Ownership of Shares of Class A	Number of Shares of Class B	% Beneficial Ownership of Shares of Class B	% Beneficial Ownership of all Classes of Stock	Percent of Vote of all Classes of Stock
Los Angeles Express Fashions, Inc. (an indirect subsidiary of La Senza Corporation, which was formerly known as Suzy Shier Ltd.)(1) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	—	—	2,000,000	62.4%	9.9%	17.1%
Teitelbaum Holdings, Inc 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	—	—	501,000	15.6%	2.5%	4.3%
Stephen Gross Holdings, Inc 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	—	—	499,000	15.6%	2.5%	4.3%
First Canada Management Consultants Limited(1) 1604 St. Regis Blvd. Dorval, Quebec, Canada H9P1H6	30,000	*	—	—	*	*
Kathy Bronstein(2)(3)	175,723	1.0%	202,833	6.3%	1.9%	2.5%
Greg Scott(3)	71,250	*	—	—	*	*
Walter J. Parks(3)	—	—	—	—	—	—
Barbara Bachman(3)	15,834	*	—	—	*	*
Steve Strickland(3)	11,250	*	—	—	*	*
George H. Benter, Jr.(3)	25,750	*	—	—	*	*
Walter F. Loeb(3)	24,100	*	—	—	*	*
Wilfred Posluns(3)	10,000	*	—	—	*	*
Gerald Randolph(3)	10,000	*	—	—	*	*
Alan Siegel(3)	10,000	*	—	—	*	*
Barry J. Entous(3)	—	—	—	—	—	—
All directors and officers as a group (11 individuals)(3)	353,907	2.1%	202,833	6.3%	2.8%	3.3%

*
Less than 1%

(1)
Los Angeles Express Fashions, Inc. and First Canada Management Consultants Limited are directly or indirectly controlled by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a director of the Company. These stockholders beneficially own shares, which in the aggregate represent approximately 31.2% of the total voting power with respect to the Company. Shares held by First Canada Management Consultants Limited include options representing the right, within 60 days of April 15, 2002, to purchase 30,000 shares of Class A Common Stock. Under the Company's Certificate of Incorporation, a Class B stockholder has the right at any time to convert any share of Class B Common Stock into one share of Class A Common Stock.

(2)
Ms. Bronstein has sole voting and dispositive power with respect to all of the stated holdings of Class A and Class B Common Stock. Ms. Bronstein also holds options to purchase an additional 490,000 shares of Class A Common Stock which become exercisable over the next five years. Under the Company's Certificate of Incorporation, a Class B stockholder has the right at any time to convert any share of Class B Common Stock into one share of Class A Common Stock.

(3)
Shares held include options representing the right, within 60 days of April 15, 2002, to purchase the following shares of Class A Common Stock: Ms. Bronstein—155,000; Mr. Scott—71,250; Mr. Parks—0; Ms. Bachman—15,000; Mr. Strickland—11,250; Mr. Benter—23,500; Mr. Loeb—22,000; Mr. Posluns—10,000; Mr. Randolph—10,000; Mr. Siegel—10,000; and Mr. Entous—0.

PROPOSAL #2

AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED
1996 LONG-TERM INCENTIVE PLAN

General

        The Wet Seal, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Plan"), set forth as Exhibit B to this Proxy Statement, was originally adopted by the Board of Directors and approved by the stockholders in June 1997, and a total of 3,975,000 shares of the Company's Class A Common Stock ("Shares") are currently authorized for issuance thereunder. As of April 15, 2002, the record date for the Annual Meeting, options and other awards granted under the Plan to purchase 2,931,600 Shares were outstanding, leaving only 29,900 Shares available for future grants under the Plan.

Proposed Amendment to Increase Shares Authorized

        The Company's Board of Directors has adopted, subject to stockholder approval, an amendment to the Plan to increase the number of Shares authorized for issuance under the Plan by 1,000,000 Shares. Taking into account the three-for-two stock split described under the caption "Voting By Stockholders," the number of shares available under the Plan, if the Proposed Amendment is approved by stockholders, will be adjusted to 1,500,000. The full text of the amendment is set forth as Exhibit C to this proxy statement. If the proposed amendment is approved, the total number of Shares authorized for issuance under the Plan will be 4,975,000 of which 1,019,850 have been issued upon the exercise of options, 16,162 have been issued pursuant to the stock bonus plan, and 3,938,988 remain reserved for future exercise. The Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for exclusion from the deduction limit is that the material terms pursuant to which the compensation is to be paid, including the performance goals, be disclosed to and approved by stockholders in a separate vote prior to the payment. The amendment to the Plan is therefore being submitted to the Company's stockholders for approval at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PLAN.

Summary of the Plan

  Purpose and Eligibility

        The purpose of the Plan is to strengthen the Company by providing employees and others added incentive for high levels of performance and for extraordinary efforts to increase the earnings and long-term growth of the Company. The Plan seeks to accomplish this purpose by enabling Participants (as defined below) to purchase or acquire Shares, stock appreciation rights or other equity-based rights, thereby increasing their proprietary interest in the Company's success and encouraging them to remain in the employ or service of the Company. The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory stock options, stock appreciation rights, restricted or nonrestricted awards of shares, performance grants, certain limited rights issued in tandem with stock options, or any combination of the foregoing ("Awards"). Employees, officers, directors, consultants and independent contractors (including dealers, distributors and other business entities or persons providing services) of the Company and its subsidiaries ("Participants") are eligible for Awards under the Plan. The approximate number of persons eligible to participate is 5,000. Assuming the approval of the amendment to increase the number of Shares authorized under the Plan, the Company will have authorized 4,975,000 Shares for issuance under the Plan. As of April 15, 2002, such shares have an aggregate market value of $187,060,000.

  Administration

        The Plan is administered by the Compensation/Option Committee of the Board of Directors. The Compensation/Option Committee, in its sole discretion, has the authority, among other things, to determine the terms of all Awards granted under the Plan, including any purchase or exercise price for an Award; to determine which employees, outside consultants and independent contractors will be granted Awards, and the time or times at which Awards will be granted, exercised and become forfeitable; to determine the number of Shares covered by an Award; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan.

  Options

        The Compensation/Option Committee may from time to time grant incentive stock options ("Incentive Options") and non-statutory options ("Non-Qualified Options", and together with Incentive Options, "Options") to any Participant. The terms of Options granted under the Plan will be set out in agreements between the Company and Participants which will contain such provisions as the Compensation/Option Committee from time to time deems appropriate, including the exercise price and expiration date of such Options. Option agreements will specify whether or not an Option is an Incentive Option.

        In no event will the exercise price of an Incentive Option or Non-Qualified Option be less than one hundred percent (100%) of the fair market value of the Shares subject to such Option on the date of grant. The term of Incentive Options cannot exceed ten years from the date of grant and generally cannot extend beyond a Participant's employment or relationship with the Company. The aggregate fair market value, determined as of the time the Incentive Option is granted, of the Shares which may become exercisable for the first time by any employee during any calendar year cannot exceed $100,000. No Incentive Option will be granted to an employee, who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries, unless the exercise price of the Incentive Option is at least one hundred and ten percent (110%) of the fair market value, at the time of grant, of the Shares subject to the Option, and the Option by its terms is not exercisable more than five years from the date of grant.

        The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Compensation/Option Committee and may consist of promissory notes, other Shares or such other consideration and method of payment for the Shares as may be permitted under applicable federal and state laws.

        If a Participant ceases to be employed by, or ceases to have a relationship with, the Company for any reason other than disability, cause, retirement or death, such Participant's Options, to the extent exercisable at the time of termination, may be exercised for a period of three months thereafter or the date of expiration of the option by its terms, whichever is earlier. In the event of a Participant's disability or death, such Participant's Options will become fully vested and exercisable and will expire not later than one year thereafter or the date of expiration of the option by its terms, whichever is earlier. When a Participant retires, such Participant's Options will become fully vested and exercisable and will expire not later than two years thereafter or the date of expiration of the option by its terms, whichever is earlier. The decision as to whether a termination is by reason of retirement will be made by the Compensation/Option Committee, whose decision will be final and conclusive. If a Participant's employment or relationship with the Company is terminated for cause, such Participant's Options will expire immediately; provided, however, that the Compensation/Option Committee may waive expiration and permit the Participant to exercise Options, to the extent exercisable at the time of termination, for a period of three months from the date of notice of such waiver.

  Stock Appreciation Rights

        The Compensation/Option Committee from time to time may grant stock appreciation rights ("SARs") to any Participant either at the time of grant of an Option or thereafter by amendment to an Option. The exercise of an Option will result in an immediate cancellation of its corresponding SAR, and vice versa. SARs will expire at the same time as the related Option expires, and will be exercisable and transferable when, to the extent and on the condition that the related Option is exercisable or transferable. No SAR may be exercised unless the fair market value per Share on the date of exercise exceeds the exercise price of the related Option. Upon the exercise of an SAR, a Participant will be entitled to receive an amount equal to the difference between the fair market value per Share on the date of exercise and the exercise price of the Option to which the SAR corresponds. Such payment may be satisfied by the Company in cash, in Shares, or in a combination thereof, as determined by the Compensation/Option Committee.

        All SARs will be exercised automatically, to the extent the corresponding Option is then exercisable, (A) on the last business day prior to the expiration date of the related Option at the end of its stated term or (B) following (i) the death, disability or retirement of a Participant or (ii) the termination of a Participant's employment or relationship with the Company for any reason other than cause; provided the fair market value per Share of the underlying Shares on that date exceeds the exercise price of the related Option.

  Limited Rights

        The Compensation/Option Committee may grant limited rights ("Limited Rights") with respect to all or some of the Shares covered by an Option at the time the Option is granted or by amendment to a previously granted Option. A Limited Right will be exercisable (A) during the 60 day period commencing on any date after the effective date of the Plan on which a person or group, whose beneficial ownership of Shares exceeds the aggregate beneficial ownership of the officers and directors of the Company (excluding Shares owned by a director or officer who is the person or a member of the group), becomes the direct or indirect beneficial owner of twenty percent (20%) or more of the Company's outstanding Shares, and (B) if stated in the Limited Right grant, upon the occurrence of an event pursuant to which the outstanding Shares of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the exercise of a Limited Right, a Participant will be entitled to receive from the Company, in cash, an amount equal to the difference between the fair market value per Share of the Shares on the exercise and the grant dates. Upon the exercise or termination of an Option, any related Limited Right shall terminate.

  Performance Grants

        The Compensation/Option Committee may award performance grants ("Performance Grants") to Participants at any time, and it has sole discretion in determining the size and composition of, the period over which performance is to be measured for, and the performance goals and obligations for Performance Grants. Performance Grants under the Plan may include specific dollar-value target grants, performance units and/or performance shares. The value of each Performance Grant may be fixed or it may be permitted to fluctuate based on performance factors selected by the Compensation/Option Committee. The earned portion of a Performance Grant may be paid in restricted or nonrestricted shares, cash or a combination of both, as determined in the sole discretion of the Compensation/Option Committee.

        A Participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a Performance Grant issued in respect of such cycle; provided, however, that a Participant may earn a partial Performance Grant based upon the elapsed portion of the cycle and the Company's performance during such portion of the cycle, if the Participant ceases to be an employee of the Company as a result of his death, disability or retirement. In the event of a change of control, a Participant will earn no less than the portion of the Performance Grant that the participant would have earned if the performance cycle had terminated as of the date of the change in control.

  Restricted and Nonrestricted Share Awards

        The Compensation/Option Committee may at any time and from time to time award Shares to such Participants and in such amounts as it determines. Each award of Shares will specify the applicable restrictions, if any, on such Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse.

        Restricted Shares may be issued at the time of award (subject to forfeiture in the event the applicable restrictions do not lapse), or upon lapse of the applicable restrictions. If Restricted Shares are issued at the time of award, the Participant will be required to deposit certificates representing such Restricted Shares with the Company during the period of any restriction and to execute a blank stock power therefor. Except as otherwise provided by the Compensation/Option Committee, during the period of any restriction, the Participant will have all rights and privileges of a stockholder with respect to Restricted Shares awarded to him, including the right to receive dividends and to vote.

        Unless otherwise provided by the Compensation/Option Committee, all restrictions on Restricted Shares will lapse upon termination of a Participant's employment or relationship with the Company due to death, disability, retirement or a change of control during a period of restriction. If a Participant's employment or relationship with the Company is terminated for any other reason, all Restricted Shares awarded to such Participant will be forfeited to the Company.

  Withholding

        With respect to any payments made to Participants under the Plan, the Company will have the right to withhold any taxes required by law to be withheld because of such payments.

  Adjustment for Recapitalization, Merger, etc.

        If any change is made to the Shares by reason of an event pursuant to which the outstanding Shares of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, appropriate adjustments will be made by the Compensation/Option Committee to the kind and maximum number of shares subject to the Plan and the kind and number of Shares and price per Share of stock subject to each outstanding Award.

  Limitation on Benefits

        No option, SAR or Limited Right may be exercised, no share award will vest and no Performance Grant will be paid to the extent such exercise, vesting or payment will create an "excess parachute payment" as defined in Section 280G of the Code.

  Transferability of Awards

        No grant of Options, SARs, Limited Rights, Performance Grants or other rights granted under the Plan is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of a Participant, Awards are exercisable only by the Participant.

  Termination or Amendment

        The Compensation/Option Committee may at any time discontinue granting Awards under the Plan or otherwise suspend, amend or terminate the Plan, and may, with the consent of the optionee or grantee, make such modification of the terms and conditions of an Award as it shall deem advisable. Amendments or modifications to the Plan or any Award are deemed adopted as of the date of the action of the Compensation/Option Committee effecting such amendment or modification and are effective immediately, unless otherwise provided therein, subject to approval thereof (i) within twelve (12) months before or after the effective date by stockholders of the Company voting in person or by proxy at a duly held stockholders' meeting when required to maintain or satisfy the requirements of Section 422 of the Code with respect to Incentive Options, or Section 162(m) of the Code with respect to performance-based compensation, (ii) by an appropriate governmental agency, or (iii) when required by a securities exchange or automated quotation system. No Option may be granted during any suspension or after termination of the Plan.

  Plan Benefits

        In as much as Awards to all Participants under the Plan will be granted at the sole discretion of the Compensation/Option Committee, neither the benefits that will be received by or allocated to Participants under the Plan, nor the benefits that would have been received by or allocated to Participants if the Plan had been in effect during the last fiscal year, are determinable.

Federal Income Taxation

        The following is a brief discussion of the Federal income tax consequences of Option grants under the Plan based on the Code, as in effect as of the date hereof. This discussion is not intended to be exhaustive, does not describe the state or local tax consequences and is not tax advice.

        No taxable income is realized by the Participant upon the grant or exercise of an Incentive Option. If Shares are issued to a Participant pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such Shares is made by the Participant within two years after the date of grant or within one year after the transfer of such Shares to such Participant, then (1) upon sale of such Shares, any amount realized in excess of the exercise price will be taxed to such Participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes. If the Shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, generally (1) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at exercise (or, if less, the amount realized on the disposition of such Shares) over the exercise price paid for such Shares, and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company. Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following the termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-Qualified Option. The amount by which the fair market value of the Shares on the exercise date of an Incentive Option exceeds the exercise price generally will constitute an item which increases the optionee's alternative minimum taxable income.

        With respect to Non-Qualified Options, in general, (1) no income is realized by the Participant at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

PROPOSAL #3

RATIFICATION OF AUDITORS

        The Board of Directors, after consideration of the recommendation of the Audit Committee, has nominated the independent public accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2002. Stockholders will be asked to ratify the nomination of the Board of Directors. Deloitte & Touche LLP has served as the Company's auditors since fiscal 1989. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from the stockholders. Although ratification of the auditors by stockholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF AUDITORS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than 10% of the Company's securities with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal 2001, all such filing requirements were satisfied by the Company's officers, directors and ten percent (10%) stockholders, except as set forth below.

        The required Form 4 was not filed on a timely basis for the exercise of options by the former Chief Financial Officer, Ann Cadier Kim.

OTHER MATTERS

        The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of Proxy or their substitutes will vote in their discretion on such matters.

        The cost of this solicitation or proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION
AT 2003 ANNUAL MEETING

        If a Stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, the proposal must be received at the executive offices of the Company no later than December 19, 2002, to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that Annual Meeting.

EXHIBIT INDEX

NUMBER	DESCRIPTION	PAGE
A	AUDIT COMMITTEE CHARTER	A-1
B	AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN	B-1
C	THIRD AMENDMENT OF THE WET SEAL, INC. AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN	C-1

EXHIBIT A

THE WET SEAL, INC.

AUDIT COMMITTEE CHARTER

        This charter shall be reviewed, updated and approved annually by the board of directors.

Role and Independence

        The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters. Each member shall be free of any relationship that in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the (New York Stock Exchange, NASD, American Stock Exchange). The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

        The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and lead independent audit partner and the director of internal audit.

        The audit committee may request attendance at any one or more of the meetings of the committee of outside counsel, the independent auditor or any officer of the company.

Responsibilities

        The audit committee's primary responsibilities include:

          Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation as well as approving its fees and reviewing its performance. In so doing, the committee will request from the auditor a written affirmation that the director is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

          Overseeing the independent auditor relationship by discussion with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

          Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

          Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments whether or not recorded any such other inquires as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited consolidated financial statements in the company's annual report on Form 10-K.

A-1

          Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls.

          Discussing with management and legal counsel the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

          Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

          Meeting at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

A-2

EXHIBIT B

The Wet Seal, Inc.

Amended And Restated 1996 Long-Term Incentive Plan

        1.    PURPOSE.    The purpose of The Wet Seal, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to strengthen The Wet Seal, Inc., a Delaware corporation ("Corporation"), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings and long-term growth of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase or acquire shares of the Class A Common Stock of the Corporation, stock appreciation rights or other equity based rights thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation. The Plan allows the issuance of stock options, stock appreciation rights, restricted or nonrestricted awards of shares, performance grants, certain limited rights issued in tandem with options, or any combination of the foregoing.

        2.    CERTAIN DEFINITIONS.    As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

          2.1    "BOARD OF DIRECTORS":    The Board of Directors of the Corporation.

          2.2    "CAUSE":    Cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Option Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

          2.3    "CHANGE IN CONTROL":    An event consisting of any person or group both (a) becoming the beneficial owner directly or indirectly of 20% or more of the outstanding Shares after the effective date of the Plan and (b) of whose beneficial share ownership exceeds the numbers of shares owned beneficially by all directors and officers of the Corporation (excluding shares owned beneficially by any director or officer who is the person or a member of the group). The existence of a "group" and the "beneficial ownership" of Shares shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          2.4    "CODE":    The Internal Revenue Code of 1986, as amended.

          2.5    "DISABILITY":    The inability to engage in any substantial gainful activity by reasons of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, subject to such other limitations and conditions imposed by Code Section 22(e)(3).

          2.6    "FAIR MARKET VALUE PER SHARE":    The fair market value per share of the Shares as determined by the Option Committee in good faith. The Option Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), but are quoted on the Over The Counter Electronic Bulletin Board operated by NASDAQ, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the Over The Counter Electronic Bulletin Board operated by NASDAQ, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on such bulletin board; (ii) if the Shares are traded only otherwise than on a securities exchange and are quoted on NASDAQ, the greater of (a) the average of the closing transaction price of the Shares during the thirty (30) day period preceding the date of grant of an Option, as reported by the Wall Street Journal and (b) the closing transaction price of the Shares on the date of grant of an Option, as reported by the Wall Street Journal; (iii) if the Shares are admitted to trading on a securities exchange, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iv) if the Shares are traded only otherwise than as described in (i), (ii) or (iii) above, or if the Shares are not publicly traded, the value determined by the Option Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

          2.7    "INCENTIVE STOCK OPTION":    An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

          2.8    "LIMITED RIGHT":    A limited right granted pursuant to Section 8 of the Plan.

          2.9    "NONQUALIFIED OPTION":    An Option not qualifying as an Incentive Stock Option.

          2.10    "OPTION":    A stock option granted under the Plan.

          2.11    "OPTION AGREEMENT":    The document setting forth the terms and conditions of each Option.

          2.12    "OPTION COMMITTEE":    The committee selected and designated by the Board of Directors as the "Option Committee" consisting of not less than three (3) members of the Board of Directors all of whom are "outside directors" within the meaning of Code Section 162(m) and the applicable regulations and "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

          2.13    "OPTIONEE":    The holder of an Option.

          2.14    "PERFORMANCE GRANT":    A performance grant granted pursuant to Section 9 of the Plan.

          2.15    "RETIREMENT":    Retirement as defined by the Option Committee.

          2.16    "SAR":    A stock appreciation right granted pursuant to Section 7 of the Plan.

          2.17    "SHARES":    The shares of Class A Common Stock of the Corporation.

          2.18    "SUBSIDIARY":    Any corporation within the meaning of Code Section 424(f), or similar successor section.

        3.    ADMINISTRATION OF PLAN.

          3.1    IN GENERAL.    This Plan shall be administered by the Option Committee. Any action of the Option Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Option Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

          3.2    AUTHORITY.    With the exception of any grants to members of the Option Committee, which shall be made and administered exclusively by the Board of Directors pursuant to the express terms of this Plan, subject to the express provisions of this Plan, the Option Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by each Option, SAR, Limited Right, Performance Grant or other grant hereunder and the method of payment of such price, individuals to whom, and the time or times at which, an Option, SAR, Limited Right, Performance Grant or other grant hereunder shall be granted and exercisable and the number of Shares covered by each Option, SAR, Limited Right, Performance Grant or other grant hereunder; (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical) or any other written agreement evidencing any rights under the Plan; (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and (vi) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Option Committee on matters referred to in this Section 3.2 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Option Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Option, SAR, Limited Right, Performance Grant, or any other right granted hereunder.

        4.    ELIGIBILITY AND PARTICIPATION.

          4.1    IN GENERAL.    Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options, SARs, Limited Rights, Performance Grants, or any other rights. Within the foregoing limits, the Option Committee, from time to time, shall determine and designate persons to whom Options, SARs, Limited Rights, Performance Grants or any other rights may be granted. All such designations shall be made in the absolute discretion of the Option Committee and shall not require the approval of the shareholders, except as expressly set forth herein. In determining (i) the number of Shares to be covered by each of the Options, SARs, Limited Rights, Performance Grant or any other grants, (ii) the purchase price for such Shares and the method of payment of the purchase price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options, SARs, Limited Rights, Performance Grants or any other rights shall be granted, (iv) the terms and provisions of the respective Option Agreements or other written agreements, and (v) the times at which such Options, SARs, Limited Rights, Performance Grants or any other rights shall be granted, the Option Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option, SAR, Limited Right, Performance Grant or any other rights may be granted additional Options, SARs, Limited Rights, Performance Grants or any other rights if the Option Committee shall so determine.

          4.2    CERTAIN LIMITATIONS.    The Option Committee may, in its sole discretion, grant an Optionee Options such that the sum of (i) the aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time by such Optionee during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the Options are granted) of all Shares subject to all other incentive stock options granted to such Optionee after December 31, 1986 by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). To the extent that the sum of (i) and (ii) of this Section 4.2 does not exceed $100,000, the Optionee shall be entitled to be granted Incentive Stock Options, and the Option Committee shall specify whether, and to the extent, the Optionee is granted Incentive Stock Options or Nonqualified Options. No Incentive Stock Options shall be granted to the extent that the sum of (i) and (ii) of this Section 4.2 exceeds $100,000, and all Options granted in excess shall be Nonqualified Options. The Option Committee should be aware that Incentive Stock Options granted in excess of such $100,000 limit will not qualify as Incentive Stock Options under the Code, but instead will be Nonqualified Stock Options.

  Therefore, in denominating Options as Incentive Stock Options the Option Committee should carefully consider all options granted after December 31, 1986, which were intended to be Incentive Stock Options under the Code in an attempt to ensure that Incentive Stock Options are actually Incentive Stock Options under the Code. The Option Agreements for Incentive Stock Options shall contain a provision which informs the Optionee of the $100,000 limit and that the Options may in fact not be Incentive Stock Options under the Code to the extent that the $100,000 limit has been exceeded.

        5.    AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          5.1    SHARES.    Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options, SARs, Limited Rights, Performance Grants or other rights granted pursuant to this Plan shall not exceed three million nine hundred and seventy-five thousand (3,975,000) Shares. No employee shall be entitled to receive rights to more than three million nine hundred and seventy-five thousand (3,975,000) Shares under this Plan. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Option Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Options, SARs, Limited Rights, Performance Grants or other rights are surrendered before exercise or lapse without exercise in full or for any other reason cease to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

          5.2    ADJUSTMENTS.    As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options, SARs, Limited Rights, Performance Grants or other rights which may thereafter be granted under the Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the Shares subject to the then outstanding Options, SARs, Limited Rights, Performance Grants or other rights granted under this Plan, and (iii) appropriate amendments to the Option Agreements, or other agreements shall be executed by the Corporation and the Optionees or parties if the Option Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Option Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Option Committee shall make arrangements for the assumptions by such other corporation of any Options, SARs, Limited Rights, Performance Grants, stock grants or other rights then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in outstanding Options, SARs, Limited Rights, Performance Grants, stock grants or other rights shall be made without change in the total exercise price applicable to the unexercised portion of the Options, SARs, Limited Rights, Performance Grants, stock grants or other rights, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options, SARs, Limited Rights, Performance Grants, stock grants or other rights. The determination by the Option Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

        6.    TERMS AND CONDITIONS OF OPTIONS.

          6.1    INTENDED TREATMENT AS INCENTIVE STOCK OPTIONS.    Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code

  Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6.1 (except as provided in Section 5.2) and to such other terms and conditions as the Option Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

          6.2    AMOUNT AND PAYMENT OF EXERCISE PRICE.

            6.2.1    EXERCISE PRICE.    The exercise price per Share for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Option Committee but shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Option Committee but shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

            6.2.2    PAYMENT OF EXERCISE PRICE.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Option Committee and may consist of promissory notes, other Shares or such other consideration and method of payment for the Shares as may be permitted under applicable federal and state laws.

          6.3    EXERCISE OF OPTIONS.

            6.3.1    Each Option granted under the Plan shall be exercisable at such times and under such conditions as may be determined by the Option Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 424(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

            6.3.2    An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than one hundred (100) Shares and shall not include any fractional shares.

          6.4    EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.    The effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares shall be as follows:

            6.4.1    TERMINATION FOR OTHER THAN DISABILITY, CAUSE, RETIREMENT, OR DEATH.    If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for Disability, Cause, Retirement, or death, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such

    Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than Disability, Cause, Retirement or death has occurred shall be made by the Option Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

            6.4.2    TERMINATION FOR DISABILITY OR DEATH.    If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of Disability or death, such Optionee's Options shall become fully vested and exercisable and shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee, or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, may exercise any Option granted to him or her, and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of Disability has occurred shall be made by the Option Committee, whose decision shall be final and conclusive.

            6.4.3    RETIREMENT OF AN OPTIONEE.    If the Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of Retirement, such Optionee's Options shall become fully vested and exercisable and shall expire not later than two (2) years thereafter. During such two (2) year period and prior to the expiration of the Options by their terms, such Options may be exercised by Optionee. The decision as to whether a termination by reason of Retirement has occurred shall be made by the Option Committee, whose decision shall be final and conclusive.

            6.4.4    TERMINATION FOR CAUSE.    If an Optionee's employment by, or relationship with, the Corporation is terminated for Cause, such Optionee's Option shall expire immediately; provided, however, the Option Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than Disability, Cause, Retirement or death.

          6.5    WITHHOLDING OF TAXES.    As a condition to the exercise, in whole or in part, of any Options the Option Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option. Alternatively, the Corporation may issue or transfer the Shares pursuant to exercise of the Option net of the number of Shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred.

          6.6    NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP.    Nothing contained in the Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

          6.7    TIME OF GRANTING OPTIONS.    The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Option Committee indicate that an

  Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

          6.8    PRIVILEGES OF STOCK OWNERSHIP.    No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

          6.9    SECURITIES LAWS COMPLIANCE.    The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Option Committee. The Option Committee in its discretion may cause the Options and Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

          6.10    OPTION AGREEMENT.    Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and the Optionee containing each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Option Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

        7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS ("SARS").

          7.1    Subject to the other applicable provisions of the Plan, the Option Committee shall have the authority to grant SARs to any Optionee, either at the time of grant of an Option or thereafter by amendment to an Option. The exercise of an Option shall result in an immediate cancellation of its corresponding SAR, and the exercise of an SAR shall cause an immediate cancellation of its corresponding Option. SARs shall be subject to such other terms and conditions as the Option Committee may specify. An SAR shall expire at the same time as the related Option expires and shall be transferable only when, and under the same conditions as, the related Option is transferable.

          An SAR shall be exercisable only when, to the extent and on the condition that the related Option is exercisable. No SAR may be exercised unless the Fair Market Value Per Share of Common Stock of the Corporation on the date of exercise exceeds the exercise price of the related Option.

          Upon the exercise of an SAR, the Optionee shall be entitled to receive an amount equal to the difference between the Fair Market Value Per Share on the date of exercise and the exercise price of the Option to which the SAR corresponds. The Option Committee shall decide whether such payment shall be in cash, in shares or in a combination thereof.

          All SARs will be exercised automatically to the extent the related Option is then exercisable at the end of the last business day prior to the expiration date of the related Option at the end of its stated term or following the death, Disability or Retirement of the participant or the termination of the participant's employment by the Company for any reason other than Cause, so long as the Fair Market Value Per Share of the Company's Common Stock on that date exceeds the exercise price of the related Option.

        8.    TERMS AND CONDITIONS OF LIMITED RIGHTS

        Subject to the other applicable provisions of the Plan, the Option Committee shall have authority to grant Limited Rights with respect to all or some of the Shares covered by an Option at the time the Option is granted or by amendment to an Option previously granted.

        A Limited Right shall be exercisable only during the sixty (60) day period which begins on the date of a Change in Control or, if stated in the Limited Right grant, upon the occurrence of an event described in Section 5.2.

        Any Limited Right not exercised as provided herein shall terminate unless otherwise determined by the Option Committee. The termination of a Limited Right shall not affect the related Option.

        Upon exercise of a Limited Right, the holder shall be entitled to receive from the Corporation, for each Limited Right being exercised, in cash, an amount equal to the difference between the Fair Market Value Per Share on the exercise and grant dates.

        If a holder of Limited Rights ceases to be employed by the Corporation for any reason, his or her unexercised Limited Rights shall expire at the time the related Option expires or is exercised. Upon exercise of a Limited Right the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. A Limited Right granted in relation to an Incentive Stock Option shall comply with the requirements of Section 422 of the Code and the applicable regulations.

        9.    TERMS AND CONDITIONS OF PERFORMANCE GRANTS

        Subject to the other applicable provisions of the Plan, Performance Grants may be awarded to participants at any time and from time to time as determined by the Option Committee. The Option Committee shall have complete discretion in determining the size and composition of Performance Grants issued to a participant and the appropriate period over which performance is to be measured ("performance cycle"). Performance Grants may include (i) specific dollar-value target grants, (ii) performance units, the value of each such unit being determined by the Option Committee at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the Fair Market Value Per Share.

        The value of each Performance Grant may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., net earnings) selected by the Option Committee. The Option Committee shall establish performance goals, that, depending on the extent to which they are met, will determine the ultimate value of the Performance Grant or the portion of such Performance Grant earned by participants, or both.

        The Option Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Option Committee may select from time to time. During any performance cycle, the Option Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

        The Option Committee shall determine the portion of each Performance Grant that is earned by a participant on the basis of the Corporation's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a Performance Grant may be paid out in restricted or nonrestricted shares, cash or a combination of both as the Option Committee may determine.

        A participant must be an employee of the Corporation at the end of the performance cycle in order to be entitled to payment of a Performance Grant issued in respect of such cycle; provided, however, that as otherwise determined by the Option Committee, if a participant ceases to be an employee of the Corporation upon the occurrence of his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the Performance Grant based upon the elapsed portion of the performance cycle and the Corporation's performance over that portion of such cycle.

        The Option Committee shall have the discretion to determine the minimum portion (if any) of the Performance Grant that a participant may earn in the event of a Change in Control prior to the end of the performance cycle. The Option Committee shall give due consideration to the participant's established target award, the elapsed portion of the performance cycle, the Corporation's performance over that portion of the cycle, and such other factors deemed relevant by the Option Committee.

        In the event of a Change in Control a participant shall earn no less than the portion of the Performance Grant that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

        10.    TERMS AND CONDITIONS OF RESTRICTED AND NONRESTRICTED SHARE AWARDS.

        Subject to the other applicable provisions of the Plan, the Option Committee may at any time and from time to time award Shares to such participants and in such amounts as it determines. Each award of Shares shall specify the applicable restrictions, if any, on such Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the award. Notwithstanding the foregoing, the Option Committee may reduce or shorten the duration of any restriction applicable to any Shares awarded to any participant under the Plan.

        Restricted Shares may be issued at the time of award subject to forfeiture if the restrictions do not lapse or upon lapse of the restrictions. If Shares are issued at the time of the award, the participant will be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Option Committee, during such period of restriction the participant shall have all of the rights of a holder of Shares (including but not limited to dividends), and to vote. If Shares are issued upon lapse of restrictions, the Option Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Corporation on its Shares to stockholders of record after the award and prior to the issuance of the Shares.

        Except as otherwise provided by the Option Committee, on termination of a grantee's employment due to death, Disability, Retirement or a Change in Control during any period of restriction, all restrictions on Shares awarded to such grantee shall lapse. On termination of a grantee's employment for any other reason, all restricted Shares subject to awards made to such grantee shall be forfeited to the Company.

        11.    PLAN AMENDMENT AND TERMINATION.

          11.1    AUTHORITY OF OPTION COMMITTEE.    The Option Committee may at any time discontinue granting Options, Shares, SARs, Limited Rights, Performance Grants, or other rights under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee or grantee, make such modification of the terms and conditions of such Option or grant as it shall deem advisable. An amendment or modification made pursuant to the provisions of this Section 11.1 shall be deemed adopted as of the date of the action of the Option Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (i) within twelve (12) months before or after the effective date by shareholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held shareholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, or Code Section 162(m) with respect to performance-based compensation,

  (ii) by any appropriate governmental agency, or (iii) when required by a securities exchange or automated quotation system. No Option may be granted during any suspension or after termination of the Plan.

          11.2    TEN (10) YEAR MAXIMUM TERM.    Unless previously terminated by the Option Committee, this Plan shall terminate on August 22, 2006, and no Options, SARs, Limited Rights, Performance Grants, or other rights shall be granted under the Plan thereafter.

          11.3    EFFECT ON OUTSTANDING RIGHTS.    Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option or other rights theretofore granted.

        12.    EFFECTIVE DATE OF PLAN.    This Plan shall be effective as of August 22, 1996, the date the Plan was adopted by the Board of Directors. The Option Committee shall be authorized and empowered to make grants pursuant to this Plan prior to such approval of this Plan by the Corporation's shareholders; provided, however, that such grants shall be made subject to, and conditioned upon, such shareholder approval and if the Plan is not approved by the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Corporation's 1996 Annual Meeting of Shareholders, the Plan and all grants made hereunder shall be void.

        13.    MISCELLANEOUS PROVISIONS.

          13.    NONTRANSFERABILITY OF RIGHTS.    All Options, SARs, Limited Rights, Performance Grants, and other rights granted under the Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by such grantee.

          13.2    LIMITATION ON BENEFITS.    No Option, SAR or Limited Right may be exercised, no share award will vest and no Performance Grant will be paid to the extent such exercise, vesting or payment will create an "excess parachute payment" as defined in Section 280G of the Code.

          13.3    EXCULPATION AND INDEMNIFICATION.    The Corporation shall indemnify and hold harmless the Option Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

          13.4    GOVERNING LAW.    The Plan shall be governed and construed in accordance with the laws of the State of California and the Code.

          13.5    COMPLIANCE WITH APPLICABLE LAWS.    The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

          13.6    NON-UNIFORM DETERMINATIONS.    The Option Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

EXHIBIT C

Third Amendment of The Wet Seal, Inc.

Amended and Restated 1996 Long-Term Incentive Plan

        Section 5.1 is amended to delete the following words each time they appear therein "three million nine hundred and seventy-five thousand (3,975,000)" and to replace the deleted words with "four million nine hundred and seventy-five thousand (4,975,000)".

C-1

PROXY                                THE WET SEAL, INC.                                PROXY

PROXY—2002 ANNUAL MEETING

Solicited on behalf of the Board of Directors
for the Annual Meeting May 30, 2002

        The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Kathy Bronstein and Irving Teitelbaum, or either of them, his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California 92626 on May 30, 2002, at 10:00 a.m. and any adjournment thereof; with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 18, 2002, receipt of which is acknowledged by the undersigned.

                        NEW ADDRESS:

(Continued and to be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
THE WETSEAL, INC.

May 30, 2002

\*/ Please Detach and Mail in the Envelope Provided \*/

A ☒	Please mark your votes as in this example.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY					FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	☐	☐	Nominees:	George H. Benter, Jr. Kathy Bronstein Barry J. Entous Stephen Gross William F. Loeb	2.	Approval of an amendment to the Company's 1996 Long Term Incentive Plan to increase the number of shares issuable under such plan.	☐	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below).					Wilfred Posluns Alan Siegel Irving Teitelbaum	3.	Ratification of the selection by the Board of Directors of Deloitte & Touche LLP as Independent Auditors for the Company for the year ending February 1, 2003.	☐	☐	☐
						4.	Such other matters as may properly come before the Annual Meeting. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

						THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BYTHIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
						IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
							CHECK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SDE			☐

Signature(s)                                                                                                                                                                                                                      , 2002
                                                                                                                                                                                                                     (Date)

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

VOTING BY STOCKHOLDERS
PROPOSAL #1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND OPTION/SAR VALUES AT FEBRUARY 2, 2002
BUSINESS RELATIONSHIPS
COMPENSATION/OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION/OPTION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
PERFORMANCE GRAPH FOR THE WET SEAL, INC. CLASS A COMMON STOCK
PRINCIPAL STOCKHOLDERS
PROPOSAL #2 AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN
PROPOSAL #3 RATIFICATION OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT 2003 ANNUAL MEETING
EXHIBIT INDEX
EXHIBIT A THE WET SEAL, INC. AUDIT COMMITTEE CHARTER
EXHIBIT B
The Wet Seal, Inc. Amended And Restated 1996 Long-Term Incentive Plan
EXHIBIT C
Third Amendment of The Wet Seal, Inc. Amended and Restated 1996 Long-Term Incentive Plan